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                                                                   Exhibit 10.11


                             CROSS-DEFAULT AGREEMENT


         THIS CROSS-DEFAULT AGREEMENT is made as of the 12th day of January, 2000 by and among (i) BALANCED CARE AT STAFFORD, INC., a Delaware corporation (the "Potomac Point Lessee"); (ii) NEW MEDITRUST COMPANY LLC, a Delaware limited liability company (the "Lessor"), successor by merger to Meditrust Company LLC, a Delaware limited liability company (the "Original Lessor"); (iii) MEDITRUST MORTGAGE INVESTMENTS, INC., a Delaware corporation ("MMI") and (iv) BALANCED CARE CORPORATION, a Delaware corporation ("BCC").

                               W I T N E S S E T H

         WHEREAS, the Lessor is the holder of the landlord's interest under that certain Facility Lease Agreement, dated as of June 30, 1998, by and between the Original Lessor and the Potomac Point Lessee relating to a certain adult care residence located in Stafford County, Virginia (the "Potomac Point Lease");

         WHEREAS, BCC, the sole shareholder of the Potomac Point Lessee, guaranteed the Lease Obligations (as defined under the Potomac Point Lease) pursuant to that certain Guaranty, dated as of June 30, 1998 executed for the benefit of the Original Lessor and its successors and assigns (the "Potomac Point Guaranty");

         WHEREAS, MMI is the holder of the lender's interest under the "Loan Documents" as such term is defined under that certain Loan Agreement, dated as of August 6, 1996, as amended (the "Hawthorn Loan Agreement"), by and among (i) MMI and (ii) Hawthorn Health Properties, Inc., a California corporation, National Care Centers of Hermitage, Inc., a Missouri corporation, National Care Centers, Inc., a Missouri corporation, National Care Centers of Lebanon, Inc., a Missouri corporation, Springfield Retirement Village, Inc., a Missouri corporation, National Care Centers of Nixa, Inc., a Missouri corporation, National Care Centers of Springfield, Inc., a Missouri corporation and Mt. Vernon Park Care Center West, Inc., a Missouri corporation (the "Hawthorn Borrowers");

         WHEREAS, at the request of BCC, MMI (an affiliate of the Lessor) was requested to consent to certain transactions contemplated by that certain Asset Purchase Agreement, dated as of October 15, 1999, as amended, by and among BCC (on behalf of itself and certain subsidiaries) and Christian Health Care of Missouri, Inc. (the "BCC/CHC Purchase Agreement");

         WHEREAS, MMI was willing to consent to the transactions contemplated by the BCC/CHC Purchase Agreement, subject to the satisfaction of certain conditions, including, without limitation, the execution and delivery by BCC of a guaranty of the Loan Obligations (as defined under the Hawthorn Loan
Agreement) and the execution and delivery of this Agreement; and
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         WHEREAS, BCC and its subsidiary, the Potomac Point Lessee, will receive direct and indirect benefits from the consummation of the transactions contemplated by the BCC/CHC Purchase Agreement.

         NOW, THEREFORE, in order to induce MMI to consent to the transactions contemplated by the BCC/CHC Asset Purchase Agreement, and in consideration therefor, and for One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and in consideration of the mutual covenants set forth herein, the parties hereto hereby agree as follows:

         1. From the date hereof until the earlier to occur of (a) the Termination Date (as defined under that certain Termination Agreement, of even date herewith by and among MMI, the Lessor, the Hawthorn Borrowers, BCC, Dixon Management, Inc. and the Potomac Point Lessee) or (b) such time, if any, as the Leased Property (as defined under the Potomac Point Lease) is transferred to the Buyer (as hereinafter defined) or any of the Buyer's Title Designees (as hereinafter defined) pursuant to that certain Option Agreement, dated as of December 30, 1999, by and among the Lessor, IPC Advisors S.a.r.l., a Luxembourg corporation and BCC (the "Option Agreement"), the parties hereto acknowledge and agree that the occurrence of an Event of Default as defined under the Hawthorn Loan Agreement shall constitute an Event of Default under Potomac Point Lease. Notwithstanding the foregoing, in the event that, (i) solely as a consequence of any Seller Default (as defined under the Option Agreement), the Buyer or any of the Buyer's Title Designees do not acquire the Leased Property in accordance with the terms of the Option Agreement and that is the only reason that the Leased Property is not transferred to the Buyer or any of the Buyer's Title Designees in accordance with the terms of the Option Agreement [recognizing that a failure to transfer the Leased Property to the Buyer or any of the Buyer's Title Designees in accordance with the terms of the Option Agreement may result from other causes, such as a determination by the Buyer to refrain from exercising any or all of its Option Rights (as defined under the Option Agreement) and/or a Buyer Default (as defined under the Option Agreement)] and
(ii) the Buyer or the Buyer's Title Designees have acquired all other portions of the Land (as defined under the Option Agreement) not affected by any Seller Default, then, upon the occurrence of the events described in the foregoing clauses (i) and (ii) (the "Termination Event"), this Agreement shall terminate.

         As used herein, the terms "Land", "Buyer" and "Title Designees" shall have the same meanings as ascribed to such terms under the Option Agreement.

         2. This Agreement shall be deemed to amend the Potomac Point Lease solely as expressly set forth herein and, as amended hereby, the Potomac Point Lessee hereby ratifies, approves and confirms the Potomac Point Lease, in every respect as of the date hereof and agrees that the Potomac Point Lease is valid, binding and in full force and effect.


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         3. This Agreement shall not be deemed to amend, abridge, limit, modify, release, terminate or otherwise affect any of the provisions of the Potomac
Point Guaranty. Without limiting the foregoing, BCC hereby confirms that the Potomac Point Guaranty remains in full force and effect, unaffected by the execution and delivery of this Agreement.

         4. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

         5. This Agreement shall remain in full force and effect until the earlier to occur of (i) the conveyance of all of the Land to the Buyer or the Buyer's Title Designees in accordance with the terms of the Option Agreement,
(ii) the Termination Event, (iii) the complete payment and performance of the Loan Obligations or (iv) the complete payment and performance of the Lease Obligations.

         6. This Agreement shall be construed, and the rights and obligations of the parties hereto shall be determined, in accordance with the laws of the Commonwealth of Massachusetts. BCC and the Potomac Point Lessee hereby consent to personal jurisdiction in the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of or with respect to this Agreement.

         7. This Agreement may be executed in one or more counterparts, each of which taken together shall constitute an original and all of which shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written.


WITNESS:                      BALANCED CARE AT STAFFORD, INC., a
--------                      Delaware corporation


/s/ Jaynelle D. Covert        By: /s/ Robin L. Barber
Name: Jaynelle D. Covert          Name: Robin L. Barber
                                  Title: Vice President and Secretary



                              BALANCED CARE CORPORATION, a
                              Delaware corporation


/s/ Jaynelle D. Covert        By: /s/Robin L. Barber
Name: Jaynelle D. Covert          Name: Robin L. Barber
                                  Title: Senior Vice President and Legal Counsel
                                         & Assistant Secretary


                              NEW MEDITRUST COMPANY LLC, a Delaware
                              limited liability company


/s/ Annemarie Wasniewski      By: /s/Michael S. Benjamin
Name: Annemarie Wasniewski        Name: Michael S. Benjamin
                                  Title: Senior Vice President



                              MEDITRUST MORTGAGE INVESTMENTS, INC., a
                              Delaware corporation


/s/ Annemarie Wasniewski      By: /s/Michael S. Benjamin
Name: Annemarie Wasniewski        Name: Michael S. Benjamin
                                  Title: Senior Vice President


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